Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. SUPPLEMENT AGREEMENT NO 2 TO SERVICE AGREEMENT, [***] VEHICLE DEVELOPMENT [***] MODEL YEAR [***] Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. and POLESTAR PERFORMANCE AB Changes to content of the [***] Vehicle performed after Job1 as executed as supplement of SERVICE AGREEMENT, [***] Vehicle Development

Agreement No.: GEE24-025 Supplement No.2 - SERVICE AGREEMENT, [***] Vehicle Development Page 2 / 9 Internal Information - Polestar Background ............................................................................................................................................. 3 1. Contractual Setup ...................................................................................................................... 3 2. General ....................................................................................................................................... 3 3. Definitions .................................................................................................................................. 3 4. General Description ................................................................................................................... 4 5. Assumptions/Pre-Requisites ..................................................................................................... 4 6. Description of the Activities ....................................................................................................... 4 7. INTELECTUAL PROPERTY RIGHTS ............................................................................................... 5 8. Timing and Deliverables ............................................................................................................. 6 9. Estimated Fee ............................................................................................................................ 6 10. Further Appendices to this Model Year Agreement .................................................................. 7 11. Order of Priority ......................................................................................................................... 7 12. SURVIVAL ................................................................................................................................... 7

Agreement No.: GEE24-025 Supplement No.2 - SERVICE AGREEMENT, [***] Vehicle Development Page 3 / 9 Internal Information - Polestar This Supplement Agreement No. 2 to the Service Agreement, [***] ([***]) development (this “Model Year Agreement”) shall be retroactively effective as from Sept. 1st, 2024 (the “Effective Date”) when duly signed by both Parties, between: (1) Zhejiang Geely Automobile Engineering Technology Development Co., Ltd., Reg. No. 91330201MACRMC3J0P, a limited liability company incorporated under the laws of China (“Service Provider”); and (2) POLESTAR PERFORMANCE AB, (Reg. No. 556653-3096), a limited liability company incorporated under the laws of Sweden whose registered office is at Assar Gabrielssons Väg 9, 405 31, Gothenburg, Sweden (“Purchaser”). Each of Service Provider and Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Service Agreement, [***] ([***]) development (agreement number: GEE21-012 on December 28, 2021 (the “Agreement”) as further amended by Three Parties Agreement entered into on November 30, 2023 and Amendment Agreement No. 2 to the "Service Agreement [***] Vehicle Development to be entered into before signing of this Model Year Agreement. B. The Parties now wish to supplement the Agreement with model year [***] to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. CONTRACTUAL SETUP 1.1 The general terms and conditions set out under the SERVICE AGREEMENT, [***] Vehicle Development that shall apply to this Model Year Agreement, which together with the other appendices to this Model Year Agreement form an integral part of this Model Year Agreement. 2. GENERAL 2.1 This Model Year Agreement sets out the scope and the specification of the activities that shall be performed under the Model Year Agreement, the division of responsibilities between Service Provider and Purchaser and the applicable time plan for the performance of the activities. 3. DEFINITIONS 3.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the SERVICE AGREEMENT, [***] Vehicle Development.

Agreement No.: GEE24-025 Supplement No.2 - SERVICE AGREEMENT, [***] Vehicle Development Page 4 / 9 Internal Information - Polestar 4. GENERAL DESCRIPTION 4.1 The Service Provider agrees to provide the development service for [***]Program pre- based on [***] and [***]for the Markets agreed between the parties in PPGM forum unless otherwise agreed between the Parties. 4.2 The Parties now wish to make specific changes and have agreed that the overall objectives of the activities are to upgrade configuration, optimized functions based on Model Year [***] of [***]according to Appendix 1A. 4.3 The RASIC for this Model Year Agreement is included in Appendix 1A. 5. ASSUMPTIONS/PRE-REQUISITES During the term of this Model Year Agreement, Purchaser can request changes to the which shall be handled in accordance with Section 12.1 and the governance procedure set forth in Section 12.2 in the Agreement. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time. 6. DESCRIPTION OF THE ACTIVITIES 6.1 The Service Provider is responsible to carry out the development of the completely-built up vehicle according to product definitions, technical specifications, legal requirement, sustainability requirements and quality targets set forth Appendix 1.01 – 1.15 in the Agreement unless modified by this Model Year Agreement and further specified in Appendix 1A-1F to this Model Year Agreement. The Service Provider is also responsible to carry out the development of the completely-built up vehicle according to the agreed Software update management interface agreement (SIA) agreed by the Parties on June 21, 2023 as set forth in Appendix 1G and the Cyber security interface development agreement (CIAD) as agreed between the Parties on April 6, 2023 as set forth in Appendix 1H. 6.2 For the sake of clarity, the Service Provider is responsible for the activities needed to introduce the changes related to the model year program [***] both regarding Manufacturing engineering and Logistics Engineering services needed, as further described in Section a-c below, as well as to perform any sourcing activities needed related to both production material as well as spare parts for aftermarket: a. product and process related activities, in the areas of stamping, body in white, paint shop, final plant, geometry & logistics; b. Release Process Inspection Instructions and script updates for the Hardware and Software introductions; and c. Perform the product, process, and logistics engineering work according to the Geely Product Development System (NPDS) pre-requisites. 6.3 The Parties acknowledge that the specifications are objectives of the development work and that some properties may deviate during the course of the project. 6.4 The Parties agree that in addition to the service scope as set forth in the above Clause 6.1 to 6.3, the Purchase may request, and the Service Provider may provide accordingly certain

Agreement No.: GEE24-025 Supplement No.2 - SERVICE AGREEMENT, [***] Vehicle Development Page 5 / 9 Internal Information - Polestar service for additional changes of the technical specifications under the Agreement related to this Model Year (the “Additional FCR Changes”) during the course of the project. 7. INTELECTUAL PROPERTY RIGHTS 7.1 Ownership of existing Intellectual Property Rights as well as ownership to the Result related to this Model Year Agreement shall follow what is set forth in the Agreement (GEE21-012), particular Section 5 in Appendix 2 General Terms. 7.2 Service Provider is the owner of (i) the technology related to [***]which is used by Purchaser as well as other brands as specified in Appendix 1H (Intellectual Property related to [***]), (ii) as well as any modifications, amendments or derivatives of such technology which constitutes part of the Results under this Agreement (item (ii) referred to as the “[***]). Service Provider hereby grants to Purchaser a non-exclusive , irrevocable, perpetual (however at least 50 years long (however, in no event shall such time exceed the validity period of any Intellectual Property Right contained in the Technology), fully paid- up (subject to the due payment of relevant fees by Purchaser hereunder), non- sublicensable (however sublicensable to Purchaser’s Affiliates pursuant to the terms and conditions in Section 7.4) license to use the [***] for the following purposes, solely in relation to the Polestar Vehicle, (a) Markets in the world, for the purpose of manufacturing the Polestar Vehicle, Use, in whole or in part, the Licensed Intellectual Property; (b) Markets within the Territory (Territory means all countries in the world except the People’s Republic of China, but including Hong Kong Special Administrative Region), sell and make available the Polestar Vehicle (c) Markets in the world, sell and make available spare parts and/or providing after- sale services (including repair service) based on, incorporating or using the Licensed Intellectual Property, in whole or in part, and (d) upon separate approval by the Service Provider the Purchaser should also have the right to use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), create derivate works of, modify, adapt, improve, enhance, and develop the Licensed Intellectual Property, 7.3 Notwithstanding anything to the contrary, nothing in this Model Year Agreement shall be construed as to give Purchaser any rights, including but not limited to any license rights (express or implied), to the Result other than those expressly stated in this Model Year Agreement. 7.4 The License granted to Purchaser under this Section 7 shall be fully sublicensable to Purchaser’s Affiliates within the Polestar group, and Purchaser shall procure its Affiliates to, comply with all the terms and conditions of this Model Year Agreement. But the License shall not be sublicensable by Purchaser to any Third Party without prior written approval from Licensor. 7.5 The Purchaser may have an option to a license in relation to the Licensed Intellectual Property on other Polestar branded vehicles subject to a separate agreement(s) to be agreed on an at arms’ length basis between the Parties.

Agreement No.: GEE24-025 Supplement No.2 - SERVICE AGREEMENT, [***] Vehicle Development Page 6 / 9 Internal Information - Polestar 8. TIMING AND DELIVERABLES 8.1 The activities shall commence on [***]. The project shall follow the [***] project time plan as set forth in Appendix 1C (VPP). 9. ESTIMATED FEE 9.1 Service Fee Both Parties acknowledge and agree that, in consideration of the service provided by the Service Provider under Clause 6.1 to 6.3 of this Model Year Agreement, the service fee for the development work to be performed by the Service Provider under this Model Year shall consist of: (i) [***]. The Parties acknowledge and agree that the Purchaser shall pay an additional fee in additional to the Service Fee as set forth above in consideration of the Additional FCR Changes as agreed by Service Provider and the Purchaser under the Agreement after the Effective Date. Any additional fee related to such Additional FCR Changes, shall then be invoiced by Service Provider on a quarterly basis, at the end of each calendar quarter and payable within [***]after the date of invoice. 9.2 Invoices [***]

Agreement No.: GEE24-025 Supplement No.2 - SERVICE AGREEMENT, [***] Vehicle Development Page 7 / 9 Internal Information - Polestar [***] Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on [***]. “Job1” means in relation to the Agreement and any amendment and supplement thereof, including this Model Year Agreement, the date on which the production of the Polestar Vehicles (now with the code of [***]) starts. 10. FURTHER APPENDICES TO THIS MODEL YEAR AGREEMENT 10.1 The Parties have further aligned on the follow appendices in relation to this Model Year Agreement, which shall be executed together with or referred to in this Model Year Agreement: (1) Appendix 1A, Program Specifications (2) Appendix 1B Vehicle program plan VPP (3) Appendix 1C PPWW 3.1 (4) Appendix 1D, Governance Structure (5) Appendix 1E Quality targets (6) Appendix 1F Software update management interface agreement (SIA) (7) Appendix 1G Cyber security interface development agreement (CIAD) (8) Appendix 1H [***]Licensed Intellectual Property (9) Appendix 2, Appendix 1.11 [***] Sustainability Requirements V2 Nov 2021 as an appendix to the Service Agreement, [***] Vehicle Development (signed copy) 11. ORDER OF PRIORITY 11.1 In the event there are any contradictions or inconsistencies between this Model Year Agreement and any of the Sub-Appendices as described under Section 19.1 above, the Parties agree that the following order of priority shall apply: (1) Model Year Agreement (this main document) (2) Appendix 2, Appendix 1.11 [***] Sustainability Requirements V2 Nov 2021 as an appendix to the Service Agreement, [***] Vehicle Development (signed copy), to the extent not amended by this Model Year Agreement; (3) Appendix 1A, Program Specifications Appendix 1B Vehicle program plan VPP Appendix 1C PPWW 3.1 Appendix 1D, Governance Structure Appendix 1E Quality targets Appendix 1F Software update management interface agreement (SIA) Appendix 1G Cyber security interface development agreement (CIAD) Appendix 1H Intellectual Property Related to [***] 12. SURVIVAL A In addition to what is set forth in Section 15.8 Survival in the Agreement, the License granted in Section 7.2-7.5 in the Model Year Agreement shall survive any termination or

Agreement No.: GEE24-025 Supplement No.2 - SERVICE AGREEMENT, [***] Vehicle Development Page 8 / 9 Internal Information - Polestar expiration and remain in force as between the Parties after such termination or expiration. [Signature page follows]

Agreement No.: GEE24-025 Supplement No.2 - SERVICE AGREEMENT, [***] Vehicle Development Page 9 / 9 Internal Information - Polestar This Model Year Agreement has been signed in three (3) originals, of which Service Provider has received two (2) and Purchaser have received one (1). ZHEJIANG GEELY AUTOMOBILE ENGINEERING TECHNOLOGY DEVELOPMENT CO., LTD. By: // Yang Guang By: Printed Name: Yang Guang Printed Name: Title: Legal Signatory Title: Date: 2024.10.25 Date: POLESTAR PERFORMANCE AB By: //Jonas Engström By: //Anna Rudensjö Printed Name: Jonas Engström Printed Name: Anna Rudensjö Title: Head of Operations Title: General Counsel Date: Oct 25, 2024 Date: Oct 25, 2024

Internal Information - Polestar Appendix 1A Program Specification [***] Appendix 1B Vehicle program plan VPP [***] Appendix 1C PPWW [***] Appendix 1 D Governance Structure [***] Appendix 1E Appendix 1.08 Quality Targets , Warranty Coverage [***] Appendix 1F Software update management interface agreement (SIA) [***] Appendix 1G Cyber security interface development agreement (CIAD) [***] Appendix 1H [***] Licensed Intellectual Property [***] Appendix 2, Appendix 1.11 [***] Sustainability Requirements V2 Nov 2021 [***]